UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2016

Kush Bottles, Inc.
(State or other jurisdiction of incorporation)

Nevada	000-55418	46-5268202
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 243-4311

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, Greg Gamet, resigned from his director position with the Company.  There were no disagreements of any kind between Greg Gamet and the Company.

Effective December 7, 2016, due to the vacancy on the board of directors, and pursuant to the Company's Bylaws, the remaining directors of the Company appointed Eric Baum to serve as a member of the board of directors.  As compensation for his service as a member of the board of directors, Mr. Baum shall receive 80,000 stock options, which shall vest as 20,000 shares per quarter for one year from the date of appointment.  If Mr. Baum is terminated from the board of directors, no options shall vest subsequent to the termination date.

Mr. Baum brings over fifteen years of experience in advising Executive leadership teams across a spectrum of industries, ranging from well-established Fortune 50 companies to emerging ventures. Mr. Baum has served as Managing Director of Acquis Consulting Group from April 2003 through present, and Managing Director/Leader of its affiliate, Solidea Capital from 2006 through present, and is responsible for business and corporate strategy, market positioning, growth and scale strategies, board governance, financing, trajectory management, partnering frameworks, and risk evaluation. Mr. Baum also serves in several advisory and Board of Director roles for start-ups such as Dubset, Data Exchange, Peoplocity and Golfler, supporting the full spectrum of needs from idea conception through expansion and growth strategies.  In addition, Eric co-led the development of the ACTEcelerator program, an industry accelerator that focuses on the corporate travel market and is a joint venture between Solidea and the Association of Corporate Travel Executives (ACTE), a travel trade association.

Mr. Baum has been the founding partner of Summit Holdings since 2010.  Mr. Baum is also actively involved in the venture capital arena as an angel investor and participant in several investment-focused groups, such as the Charlotte Angel Fund, where he has served since 2015.

Mr. Baum is formerly Series 7 and 63 licensed, and holds a Bachelor of Business Administration from Emory University, where he graduated Valedictorian and was inducted into Beta Gamma Sigma, the national business honor society, and Omikron Delta Kappa, a leadership society.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.

Date: December 8, 2016	By: /s/ Nicholas Kovacevich
Nicholas Kovacevich
Chief Executive Officer